UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Aon plc

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7933

England and Wales	98-1030901
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8 Devonshire Square, London, England  EC2M4PL

(Address of principal executive offices, including zip code)

+44 20 7623 5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

See description under Item 2.03.

Item 2.03.             Creation of a Direct Financial Obligation of a Registrant.

On December 12, 2012, Aon plc (the “Registrant”) issued $165,946,000 aggregate principal amount of 4.250% Notes Due 2042 (the “New Notes”) in connection with the expiration of the previously announced exchange offer of Aon Corporation’s outstanding junior subordinated debentures (the “Exchange Offer”).  The New Notes were issued pursuant to an Indenture (the “Indenture”), dated as of December 12, 2012, between the Registrant, Aon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.  The Indenture, form of Rule 144A Global Note and the form of Regulation S Global Note are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

In connection with the issuance of the New Notes, the Registrant and Aon Corporation entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the dealer managers named therein, dated December 12, 2012, which will give holders of the New Notes certain exchange and registration rights with respect to the New Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 8.01.             Other Events.

On December 12, 2012, Aon plc issued a press release announcing the final results of its Exchange Offer.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 12, 2012

4.2	Form of 4.250% Rule 144A Global Note Due 2042

4.3	Form of 4.250% Regulation S Global Note Due 2042

4.4	Registration Rights Agreement, dated December 12, 2012

99.1	Press Release issued by Aon plc on December 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AON plc

Dated: December 12, 2012	By:	/s/ Ram Padmanabhan
		Name:	Ram Padmanabhan
		Title:	Vice President, Chief Counsel – Corporate
and Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 12, 2012

4.2	Form of 4.250% Rule 144A Global Note Due 2042

4.3	Form of 4.250% Regulation S Global Note Due 2042

4.4	Registration Rights Agreement, dated December 12, 2012

99.1	Press Release issued by Aon plc on December 12, 2012